EXHIBIT (n)2

                            MASON STREET FUNDS, INC.

                                  on behalf of

                           SMALL CAP GROWTH STOCK FUND
                          AGGRESSIVE GROWTH STOCK FUND
                            INTERNATIONAL EQUITY FUND
                              INDEX 400 STOCK FUND
                                GROWTH STOCK FUND
                            LARGE CAP CORE STOCK FUND
                              INDEX 500 STOCK FUND
                              ASSET ALLOCATION FUND
                              HIGH YIELD BOND FUND
                               MUNICIPAL BOND FUND
                                SELECT BOND FUND

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

      Each class of shares of the Small Cap Growth Stock Fund, Aggressive Growth Stock Fund, International Equity Fund, Index 400 Stock Fund, Growth Stock Fund, Large Cap Core Stock Fund, Index 500 Stock Fund, Asset Allocation Fund, High Yield Bond Fund, Municipal Bond Fund and Select Bond Fund (the "Funds"), each a series of Mason Street Funds, Inc. (the "Company"), will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses, except as set forth below. The Board of Directors may determine in the future that other distribution arrangements, allocations of expenses (whether ordinary or extraordinary) or services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Except as set forth in the Company's prospectus, shares may be exchanged only for shares of the same class of another Fund in the Company.

                          ARTICLE I. CLASS A SHARES

      Class A Shares are sold at net asset value and subject to the initial sales charge schedule or contingent deferred sales charge and minimum purchase requirements as set forth in the Company's prospectus. Class A Shares are subject to distribution fees calculated as a stated percentage of the net assets attributable to Class A Shares under the Company's Class A Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class A Shareholders of a Fund have exclusive voting rights with respect to the Company's Class A Rule 12b-1 Distribution Plan, if any, as it applies to each Fund and on any matter submitted to shareholders in which the interests of Class A differ from the interests of any other class.

                          ARTICLE II. CLASS B SHARES

      Class B Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Class B Shares redeemed within a specified number of years of purchase will be subject to a contingent deferred sales charge as set forth in the Fund's prospectus, unless a waiver described in the prospectus is applicable. Class B Shares are sold subject to the minimum and maximum purchase requirements set forth in the Company's prospectus. Class B Shares are sold subject to distribution fees calculated as a stated percentage of the net assets attributable to the Company's Class B Shares under the Company's Class B Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class B Shareholders of a Fund have exclusive voting rights with respect to the Company's Class B Rule 12b-1 Distribution Plan, if any, as it applies to each Fund and on any matter submitted to shareholders in which the interests of Class B differ from the interests of any other class.

      When redeeming shares, unless the shareholder has made a specific election to redeem Class B Shares, redemption requests placed by shareholders who own both Class A and Class B Shares will be satisfied first by redeeming the shareholder's Class A Shares. In other situations, the shareholder must specify the share class to be redeemed.

      Class B Shares will automatically convert to Class A Shares of the respective Fund two years after the expiration of the contingent deferred sales charge for that purchase, except as provided in the Company's prospectus. Such conversion will occur at the relative net asset value per share of each class without the imposition of any sales charge, fee or other charge.

      For purposes of converting Class B Shares to Class A Shares, the initial purchase date for Class B Shares acquired through (i) reinvestment of dividends on Class B Shares or (ii) exchange from another Fund in the Company will be deemed to be the date on which the original Class B Shares were purchased.

                         ARTICLE III. CLASS C SHARES

      Class C Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Class C Shares redeemed within a specified number of months of purchase will be subject to a contingent deferred sales charge as set forth in the Funds' prospectus, unless a waiver described in the prospectus is applicable. Class C Shares are sold subject to the minimum and maximum purchase requirements set forth in the Funds' prospectus. Class C Shares are sold subject to distribution fees calculated as a stated percentage of the net assets attributable to the Company's Class C Shares under the Company's Class C Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class C Shareholders of a Fund have exclusive voting rights with respect to the Company's Class C Rule 12b-1 Distribution Plan, if any, as it applies to each Fund and on any matter submitted to shareholders in which the interests of Class C differ from the interests of any other class.

      When redeeming shares, shareholders owning both Class C and another class of shares must specify the share class to be redeemed.

      Class C Shares will automatically convert to Class A Shares of the respective Fund ten years from the purchase of the Class C Shares, except as provided in the Company's prospectus. Such conversion will occur at the relative net asset value per share of each class without the imposition of any sales charge, fee or other charge.

      For purposes of converting Class C Shares to Class A Shares, the initial purchase date for Class C Shares acquired through (i) reinvestment of dividends on Class C Shares or (ii) exchange from another Fund in the Company will be deemed to be the date on which the original Class C Shares were purchased.

              ARTICLE IV. FEE WAIVERS AND EXPENSE REIMBURSEMENT

      A Fund's adviser, sub-adviser, underwriter or any other provider of services to the Fund may waive fees payable by, or reimburse expenses of, a class, to the extent that such fees and expenses are payable, or have been paid, to the provider, and have been allocated solely to that class as a class expense. Such provider may also waive fees payable, or reimburse expenses paid, by all classes in a Fund to the extent such fees and expenses have been allocated to such classes in accordance with relative net assets.

                      ARTICLE V. ALLOCATION OF EXPENSES

      Expenses shall be allocated among classes in a manner that is fair and equitable. Expenses relating to a Fund generally will be allocated among Class A, Class B and Class C Shares based upon the relative net assets of each such Class. Expenses identified in Articles I, II and III hereunder shall be allocated to their respective Class identified in such Article.

                  ARTICLE VI. APPROVAL BY BOARD OF DIRECTORS

      This Plan shall not take effect until it has been approved by the vote of a majority (or whatever greater or lesser percentage may, from time to time, be required under Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Act")) of (a) all of the Directors of the Company, on behalf of the Fund, and (b) those of the Directors who are not "interested persons" of the Company, as such term may be from time to time defined under the Act.

                          ARTICLE VII. SEVERABILITY

      This Plan is severable as to each Fund. The Board of Directors may amend this Plan on behalf of one or more funds, in which case a new Plan would be adopted in respect of any such Fund. In such event, this Plan would remain in full force and effect as to all other Funds.

                           ARTICLE VIII. AMENDMENTS

      No material amendment to the Plan shall be effective unless it is approved by the Board of Directors in the same manner as is provided for approval of this Plan in Article V.